SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 29, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
As part of ongoing efforts to lower overhead costs and reduce overall cash requirements, on December 29, 2008, management of Evergreen Solar, Inc. (the “Registrant”) committed the Registrant to a plan to cease production at its pilot manufacturing facility in Marlboro, Massachusetts. Production at the Marlboro facility ceased on December 31, 2008. Future advanced manufacturing piloting activities will be performed at the Registrant’s Devens, Massachusetts manufacturing facility.
Almost all of the Marlboro pilot manufacturing facility employees have transferred to the Registrant’s Devens facility to fill open positions associated with the second phase of Devens. As a result of the cessation of manufacturing in Marlboro, the Registrant estimates it has incurred or will incur the following major types of costs:

•	severance costs of approximately $350,000 through March 31, 2009;

•	non-cash charges of approximately $25 million associated with the write-off of manufacturing and development equipment and leasehold improvements of the Marlboro pilot facility, substantially all of which were incurred in the fourth quarter of 2008;

•	and location restoration, disposition and moving costs of approximately $3 million to $5 million over the next twelve months.
The actual exit or disposal costs incurred will not be known until the Registrant has finalized the details of its plan.
This Item 2.05 and Item 2.06 below contain forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations or beliefs. Such forward-looking statements include, but are not limited to, those related to the expected costs and benefits associated with the cessation of production at the Marlboro pilot manufacturing, including the amount of asset write-offs and the potential costs and associated with the cessation. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including risks associated with the Registrant’s ability to estimate the costs of the shut down of its Marlboro manufacturing operations; the Registrant’s ability to successfully manufacture and sell its products; uncertainties related to government regulations, subsidies and incentives; risks from various economic factors such as fluctuations in currency exchange rates and other risks and uncertainties identified in the Registrant’s filings with the Securities and Exchange Commission. The Registrant disclaims any obligation to update or revise such statements to reflect any change in Registrant expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
Item 2.06 Material Impairments.
In connection with the actions described in Item 2.05 above, having previously reviewed these matters with the Registrant’s Board of Directors, including all of the members of the Audit Committee, management concluded, that the write-off of the book value of manufacturing and development equipment and leasehold improvements of the Marlboro pilot facility is required under generally accepted accounting principles. Management has preliminarily estimated this write-off to be approximately $25 million. This write-off is non-cash in nature and substantially all of the write-off was incurred in the fourth quarter of 2008. The exact write-off amount will not be known until the Registrant has finalized its determination of the equipment to be sold and prepared or obtained updated estimates of the related fair values.
Item 7.01 Regulation FD Disclosure.
On January 5, 2009, the Registrant issued a press release announcing, among other matters, the cessation of production at its pilot manufacturing facility in Marlboro, Massachusetts. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 5, 2009, by Evergreen Solar, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer

Dated: January 5, 2009

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